SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2009

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA  92121
        (Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On October 31, 2009, SpectraScience, Inc. (the “Company”) closed a private placement offering with certain accredited investors pursuant to which the Company sold an aggregate of 433,000 units at a price of $10.00 per unit for aggregate gross proceeds of $4,330,000.   The units were sold between May 2009 and October 2009.  The Company had previously announced that from May, 2009 to June, 2009, pursuant to this same private placement offering it had sold to accredited investors 53,000 units at a price of $10.00 per unit for aggregate gross proceeds of $530,000.

Each unit consists of 50 shares of the Company’s Series B Preferred Stock (“Preferred Stock”) and 25 warrants to purchase one share of the Company’s common stock at an exercise price of $0.30 per share.  The warrants have a term of five years.  Each share of Preferred Stock is convertible into one share of common stock, subject to certain adjustment in the event of merger, stock splits and other customary events, and provides an 8% cumulative dividend until conversion.  Generally, the Preferred Stock may be converted at any time into shares of common stock and shall automatically be converted into common stock generally in the event that (i) the Company completes a Qualified Offering, or (ii) the underlying common stock may be sold pursuant to an effective registration statement or otherwise may be sold pursuant to exemption from registration and (iii) the average market price of the common stock is at least $0.20 for a period of 10 days prior to conversion and certain volume conditions are met.   The Company will prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants issued in the offering.

The Company retained certain SEC registered broker/dealers and, members of the National Association of Securities Dealers (NASD), as selling agents in connection with certain of the subscriptions in the private placement offering.  Pursuant to the terms of the Private Placement Memorandum, the Company paid the selling agents cash commissions of approximately $413,000 and an expense reimbursements of $82,600, and the Company has also agreed to issue selling agent warrants to purchase 2,095,000 shares of common stock at an exercise price of $.35 per share.  The warrants to be issued to the various selling agents contain substantially the same terms as the warrants issued to the investors in the private placement offering.

The foregoing description of the private placement is qualified in its entirety by reference to the full text to the form of Subscription Agreement, Certificate of Designation of the Preferred Stock and the form of warrant, a copy of each of which is attached hereto as Exhibit 4.4, 4.5, and 4.6 respectively, and each of which is incorporated herein in its entirety by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

4.4	Form of Subscription Agreement.

4.5	Form of Warrant.

4.6	Certificate of Designation of Rights and Preferences of Series B Preferred Stock of SpectraScience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRASCIENCE, INC.

November 5, 2009	By:	/s/ Jim Hitchin

Its Chief Executive Officer